NEWS	Exhibit 99.1

Chris Meyer
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2016 Q3 Diluted EPS of $0.18 and Adjusted Diluted EPS of $0.20;
Repurchases 7.1 Million Shares of Common Stock for $135 Million

TAMPA, Fla., October 28, 2016 - Bloomin’ Brands, Inc. (Nasdaq:BLMN) today reported results for the third quarter ended September 25, 2016 (“Q3 2016”) compared to the third quarter ended September 27, 2015 (“Q3 2015”).

Key highlights for Q3 2016 include the following:

•	Repurchased 7.1 million shares of common stock for a total of $135 million;

•	Reported combined U.S. comparable restaurant sales down 0.7%;

•	Reported comparable restaurant sales for Outback Steakhouse in Brazil up 7.3%;

•	Opened 10 new restaurants, including eight in international markets; and

•	Updated 2016 financial outlook as follows:

◦	U.S. comparable restaurant sales guidance of -1.0% to -1.5%;

◦	GAAP diluted earnings per share of $0.70 to $0.75 and adjusted diluted earnings per share of $1.30 to $1.35;

◦	See Fiscal 2016 Financial Outlook later in this release for additional detail.
Since the beginning of the fiscal third quarter, the Company has generated $350 million in gross proceeds from sale-leaseback transactions.

Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q3
	2016	2015	CHANGE
Diluted earnings per share	$0.18	$0.13	$0.05
Adjustments	0.02	0.02	—
Adjusted diluted earnings per share	$0.20	$0.15	$0.05

___________________
See Non-GAAP Measures later in this release.

CEO Comments

“Our Q3 diluted earnings per share was up significantly from last year,” said Liz Smith, CEO. “Sales in the quarter were softer than expected consistent with a weak casual dining industry. Internationally, we were pleased with our strong performance in Brazil and our progress in Asia. We will continue to prioritize spending on the core guest experience to strengthen our domestic performance while expanding our business internationally.”

Third Quarter Financial Results

(dollars in millions)	Q3 2016	Q3 2015	% Change
Total revenues	$1,005	$1,027	(2.1)%

U.S. GAAP restaurant-level operating margin	14.4%	14.8%	(0.4)%
Adjusted restaurant-level operating margin (1)	14.4%	14.5%	(0.1)%

U.S. GAAP operating income margin	3.2%	3.8%	(0.6)%
Adjusted operating income margin (1)	3.8%	4.0%	(0.2)%
___________________
(1) See Non-GAAP Measures later in this release.

•	The decrease in Total revenues was primarily due to the sale of Outback Steakhouse South Korea restaurants in July 2016, partially offset by the net benefit of new restaurant openings and closings.

•
The decreases in U.S. GAAP and Adjusted restaurant-level operating margin and operating income margin were primarily due to: (i) wage inflation, (ii) service and product investments at Outback and (iii) operating expense inflation. These decreases were partially offset by increases in average check and productivity savings.

Third Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED SEPTEMBER 25, 2016	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more) (1) (2):
U.S.
Outback Steakhouse	(0.7)%
Carrabba’s Italian Grill	(2.1)%
Bonefish Grill	1.7%
Fleming’s Prime Steakhouse & Wine Bar	(1.9)%
Combined U.S.	(0.7)%

International
Outback Steakhouse - Brazil	7.3%
_________________

(1)	Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates.

(2)
Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

Sale Leaseback Initiative

Since the beginning of the fiscal third quarter, the Company entered into sale-leaseback transactions in which the Company sold 101 restaurant properties at fair market value for gross proceeds of $350 million. We used a portion of these proceeds to pay down a significant amount of the Company’s bridge loan of which $51 million remains outstanding as of October 28, 2016.

Dividend Declaration and Share Repurchases

The Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share to be paid on November 22, 2016 to all stockholders of record as of the close of business on November 9, 2016.

The Company repurchased 7.1 million shares of common stock in Q3 2016 for a total of $135 million, which leaves$165 million remaining under our existing repurchase authorization, which expires on January 26, 2018.

Fiscal 2016 Financial Outlook

The Company updated several metrics in its financial outlook for fiscal 2016 driven primarily by lower U.S. comparable restaurant sales.

The following table presents the Company’s updated expectations for selected fiscal 2016 financial reporting and operating results as compared to the financial outlook provided in the Company’s July 29, 2016 earnings release. These updated expectations supersede the previously provided financial outlook.

Financial Results (in millions, except per share data or as otherwise indicated):	Outlook on Jul. 29	Current Outlook
U.S. GAAP diluted earnings per share (1)	At Least $0.75	$0.70 to $0.75

Adjusted diluted earnings per share (2)	At Least $1.35	$1.30 to $1.35

U.S. GAAP operating income margin (3) (4)	Decrease	Decrease

Adjusted operating income margin (3) (4)	Flat	Decrease

Unfavorable foreign currency translation impact on adjusted operating income	$3	$3

U.S. GAAP effective income tax rate (5) (6)	30% - 31%	28% - 29%

Adjusted effective income tax rate (5) (6)	25% - 26%	23% - 24%

Other Selected Financial Data (in millions, or as otherwise indicated):
Combined U.S. comparable restaurant sales	Flat	-1.0% to -1.5%

Commodity inflation	Approximately 0.5%	Approximately 0.5%

Capital expenditures	$235 - $255	$235 - $255

Number of new system-wide restaurants	40 - 50	40 - 50
___________________
(1) Change driven by profit risk from lower U.S. comparable restaurant sales.
(2) The Adjusted diluted earnings per share outlook includes: (i) adjustments incurred through September 25, 2016 (as reflected in Table Five of this release) and (ii) $5.3 million of forecasted pre-tax adjustments for the fiscal fourth quarter of 2016, primarily related to anticipated expenses associated with the remodel and relocation programs, the Bonefish Grill Restructuring Initiative and amortization for intangibles acquired in connection with the Brazil acquisition. Refer to “Non-GAAP Measures” for additional information.
(3) The primary difference between U.S. GAAP and Adjusted operating income margin is due to the South Korea impairment charges in Q2.
(4) Includes the impact of rent increases, net, resulting from sale-leasebacks. The Jul. 29th Outlook excluded these expenses.
(5) The primary differences between U.S. GAAP and Adjusted effective income tax rate are due to lower U.S. GAAP pre-tax income from South Korea impairment charges and $2.4 million of tax expense associated with the repatriation of proceeds from the sale.
(6) Change driven by lower domestic income which carries a higher statutory tax rate.

Selected Preliminary 2017 Financial Outlook

The Company has provided the following context for the full-year 2017:

•
The Company expects that it will incur an incremental $9 million of expense related to regulations enacted by the Department of Labor that raises the salary threshold for employees exempted from overtime. These regulations go into effect on December 1, 2016;

•	The Company expects commodities to range from flat to down 1%; and

•	Fiscal 2017 is a 53 week fiscal year

The Company will provide detailed 2017 guidance on the fourth quarter earnings call in February 2017.

Conference Call
The Company will host a conference call today, October 28th at 9:00 AM EDT. The conference call can be accessed live over the telephone by dialing (877) 407-9039, or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13647310. The replay will be available through Friday, November 4, 2016. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and establish employee incentive plans.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

In this release, we have also included forward-looking non-GAAP information under the caption “Fiscal 2016 Financial Outlook”. This information relates to our current expectations for fiscal 2016 adjusted operating income margin, adjusted diluted EPS and adjusted effective income tax rate. We have also provided information with respect to our expectations for the corresponding GAAP measures.

The differences between our disclosed GAAP and non-GAAP expectations are described and quantified to the extent available without unreasonable efforts under “Fiscal 2016 Financial Outlook”. However, in addition to the general cautionary language regarding all forward-looking statements included elsewhere in this release, we note that, because the items we adjust for in our non-GAAP measures may vary from period to period without correlation to our core performance, they are by nature more difficult to predict and estimate, so we cannot guarantee that additional adjustments will not occur in the remainder of the fiscal year or that they will not significantly impact our GAAP results.

For reconciliations of the non-GAAP measures used in this release, refer to tables four, five and six included later in this release.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments,” “Fiscal 2016 Financial Outlook” and “Selected Preliminary 2017 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to preserve the value of and grow our brands; local, regional, national and international economic conditions; consumer confidence and spending patterns; the cost and availability of credit; interest rate changes; competition; consumer reaction to public health and food safety issues; government actions and policies; increases in unemployment rates and taxes; increases in labor costs; price and availability of commodities; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; foreign currency exchange rates; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions, including acquisitions and dispositions; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands, except per share data)	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015
Revenues
Restaurant sales	$998,806	$1,020,131	$3,229,377	$3,307,700
Other revenues	6,581	6,590	18,786	20,677
Total revenues	1,005,387	1,026,721	3,248,163	3,328,377
Costs and expenses
Cost of sales	322,080	339,000	1,044,179	1,083,923
Labor and other related	290,032	286,628	921,992	911,653
Other restaurant operating	243,175	243,609	747,189	761,928
Depreciation and amortization	48,551	47,455	145,206	141,316
General and administrative	65,072	69,623	208,663	218,832
Provision for impaired assets and restaurant closings	4,743	1,682	49,183	11,715
Total costs and expenses	973,653	987,997	3,116,412	3,129,367
Income from operations	31,734	38,724	131,751	199,010
Loss on defeasance, extinguishment and modification of debt	(418)	—	(26,998)	(2,638)
Other income (expense), net	2,079	(266)	2,059	(1,356)
Interest expense, net	(10,217)	(14,851)	(33,394)	(40,916)
Income before provision for income taxes	23,178	23,607	73,418	154,100
Provision for income taxes	1,950	6,202	24,372	41,557
Net income	21,228	17,405	49,046	112,543
Less: net income attributable to noncontrolling interests	495	594	3,015	2,918
Net income attributable to Bloomin’ Brands	$20,733	$16,811	$46,031	$109,625

Earnings per share:
Basic	$0.19	$0.14	$0.41	$0.89
Diluted	$0.18	$0.13	$0.40	$0.87
Weighted average common shares outstanding:
Basic	109,399	121,567	113,553	123,337
Diluted	112,430	124,733	116,516	126,610

Cash dividends declared per common share	$0.07	$0.06	$0.21	$0.18

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015
Revenues
Restaurant sales	$889,350	$897,280	$2,882,091	$2,930,644
Other revenues	4,556	5,173	14,575	16,801
Total revenues	$893,906	$902,453	$2,896,666	$2,947,445
Restaurant-level operating margin	14.1%	13.8%	15.7%	16.0%
Income from operations	$61,905	$63,476	$268,754	$287,936
Operating income margin	6.9%	7.0%	9.3%	9.8%
International Segment
Revenues
Restaurant sales	$109,456	$122,851	$347,286	$377,056
Other revenues	2,025	1,417	4,211	3,876
Total revenues	$111,481	$124,268	$351,497	$380,932
Restaurant-level operating margin	18.2%	18.0%	17.9%	19.0%
Income (loss) from operations	$8,277	$9,770	$(14,947)	$24,376
Operating income (loss) margin	7.4%	7.9%	(4.3)%	6.4%
Reconciliation of Segment Income from Operations to Consolidated Income (Loss) from Operations
Segment income (loss) from operations
U.S.	$61,905	$63,476	$268,754	$287,936
International	8,277	9,770	(14,947)	24,376
Total segment income from operations	70,182	73,246	253,807	312,312
Unallocated corporate operating expense	(38,448)	(34,522)	(122,056)	(113,302)
Total income from operations	$31,734	$38,724	$131,751	$199,010

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	SEPTEMBER 25, 2016	DECEMBER 27, 2015
Cash and cash equivalents (1)	$91,474	$132,337
Net working capital (deficit) (2)	$(423,652)	$(395,522)
Total assets	$2,660,024	$3,032,569
Total debt, net	$1,225,608	$1,316,864
Total stockholders’ equity	$239,558	$421,900
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	SEPTEMBER 25, 2016		SEPTEMBER 27, 2015
Consolidated:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED (1)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.2%	32.2%	33.2%	33.2%	1.0%
Labor and other related	29.0%	29.0%	28.1%	28.4%	(0.6)%
Other restaurant operating	24.3%	24.4%	23.9%	23.9%	(0.5)%

Restaurant-level operating margin	14.4%	14.4%	14.8%	14.5%	(0.1)%

Segments:
Restaurant-level operating margin - U.S.	14.1%	14.1%	13.8%	13.8%	0.3%
Restaurant-level operating margin - International	18.2%	18.3%	18.0%	18.1%	0.2%

	THIRTY-NINE WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	SEPTEMBER 25, 2016		SEPTEMBER 27, 2015
Consolidated:	U.S. GAAP	ADJUSTED (2)	U.S. GAAP	ADJUSTED (1)	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.3%	32.3%	32.8%	32.8%	0.5%
Labor and other related	28.6%	28.6%	27.6%	27.7%	(0.9)%
Other restaurant operating	23.1%	23.2%	23.0%	23.0%	(0.2)%

Restaurant-level operating margin	16.0%	15.9%	16.6%	16.5%	(0.6)%

Segments:
Restaurant-level operating margin - U.S.	15.7%	15.7%	16.0%	16.0%	(0.3)%
Restaurant-level operating margin - International	17.9%	18.0%	19.0%	19.0%	(1.0)%
_________________

(1)
Includes adjustments for payroll tax audit contingencies of $2.9 million and $5.6 million for the thirteen and thirty-nine weeks ended September 27, 2015, respectively, which were recorded in Labor and other related.

(2)
Includes adjustments, primarily the write-off of $1.9 million of deferred rent liabilities associated with the Bonefish Restructuring for the thirty-nine weeks ended September 25, 2016, which were recorded in Other restaurant operating.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015
Income from operations	$31,734	$38,724	$131,751	$199,010
Operating income margin	3.2%	3.8%	4.1%	6.0%
Adjustments:
Asset impairments and related costs (1)	3,208	—	43,231	746
Restaurant relocations, remodels and related costs (2)	1,808	1,872	3,572	3,163
Transaction-related expenses (3)	1,047	750	1,513	1,065
Purchased intangibles amortization (4)	1,032	1,047	2,841	3,453
Severance (5)	—	—	1,872	—
Restaurant impairments and closing costs (6)	(685)	185	1,435	8,992
Legal and contingent matters (7)	—	1,239	—	1,239
Payroll tax audit contingency (8)	—	(2,916)	—	(5,587)
Total income from operations adjustments	6,410	2,177	54,464	13,071
Adjusted income from operations	$38,144	$40,901	$186,215	$212,081
Adjusted operating income margin	3.8%	4.0%	5.7%	6.4%

Net income attributable to Bloomin’ Brands	$20,733	$16,811	$46,031	$109,625
Adjustments:
Income from operations adjustments	6,410	2,177	54,464	13,071
Loss on defeasance, extinguishment and modification of debt (9)	418	—	26,998	2,638
(Gain) loss on disposal of business (10)	(2,084)	298	(2,084)	1,328
Total adjustments, before income taxes	4,744	2,475	79,378	17,037
Adjustment to provision for income taxes (8) (11)	(2,930)	(665)	(11,107)	(3,245)
Net adjustments	1,814	1,810	68,271	13,792
Adjusted net income	$22,547	$18,621	$114,302	$123,417

Diluted earnings per share	$0.18	$0.13	$0.40	$0.87
Adjusted diluted earnings per share	$0.20	$0.15	$0.98	$0.97

Diluted weighted average common shares outstanding	112,430	124,733	116,516	126,610
_________________

(1)
Represents asset impairment charges and related costs associated with our Puerto Rico subsidiary and sale of Outback Steakhouse South Korea in 2016 and our Roy’s concept and corporate aircraft in 2015.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

(3)
Relates primarily to the following: (i) costs incurred with our sale-leaseback initiative in 2016 and 2015 and (ii) costs incurred with the secondary offering of our common stock in March 2015. For the thirty-nine weeks ended September 25, 2016, includes an adjustment of $0.3 million for amortization of deferred gains related to our sale-leaseback initiative from our second fiscal quarter. Subsequent to the second quarter, based on an ongoing review of our non-GAAP presentations, we determined not to adjust for this item on a prospective basis commencing with the thirteen weeks ended September 25, 2016. We do not consider this change material to the historical periods presented.

(4)	Represents intangible amortization recorded as a result of the acquisition of our Brazil operations.

(5)	Relates primarily to the following: (i) as a result of the relocation of our Fleming’s operations center to the corporate home office in 2016 and (ii) our organizational realignment in 2015.

(6)	Represents expenses incurred for the Bonefish Restructuring and the International and Domestic Restaurant Closure Initiatives.

(7)	Fees and expenses related to certain legal and contingent matters, including the Cardoza litigation.

(8)
Relates to a payroll tax audit contingency adjustment for the employer’s share of FICA taxes related to cash tips allegedly received and unreported by our employees during calendar year 2011, which is recorded in Labor and other related expenses. In addition, a deferred income tax adjustment has been recorded for the allowable income tax credits for the employer’s share of FICA taxes expected to be paid, which is included in Provision for income taxes and offsets the adjustment to Labor and other related expenses. As a result, there is no impact to Net income from this adjustment.

(9)	Relates to the amendment of the PRP Mortgage Loan in July 2016, defeasance of the 2012 CMBS loan in February 2016 and the refinancing of our Senior Secured Credit Facility in 2015.

(10)	Primarily relates to the sale of Outback Steakhouse South Korea in 2016 and Roy’s in 2015.

(11)
Represents income tax effect of the adjustments, on a jurisdiction basis, for the thirteen and thirty-nine weeks ended September 25, 2016 and September 27, 2015, respectively. Included in the adjustments for the thirteen weeks and thirty-nine weeks ended September 25, 2016 is ($1.1) million and $2.4 million, respectively, for taxes related to the Outback Steakhouse South Korea sale.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015
Labor and other related	$—	$(2,916)	$—	$(5,587)
Other restaurant operating	(169)	16	(1,940)	(100)
Depreciation and amortization	2,768	1,310	6,599	3,802
General and administrative	1,047	2,129	3,958	4,017
Provision for impaired assets and restaurant closings	2,764	1,638	45,847	10,939
Loss on defeasance, extinguishment and modification of debt	418	—	26,998	2,638
Other income (expense), net	(2,084)	298	(2,084)	1,328
Provision for income taxes	(2,930)	(665)	(11,107)	(3,245)
Net adjustments	$1,814	$1,810	$68,271	$13,792

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015
Income from operations	$61,905	$63,476	$268,754	$287,936
Operating income margin	6.9%	7.0%	9.3%	9.8%
Adjustments:
Asset impairments and related costs (1)	3,208	—	3,208	—
Restaurant relocations, remodels and related costs (2)	1,808	1,872	3,572	3,163
Severance (3)	—	—	1,276	—
Transaction-related expenses (4)	530	—	675	—
Restaurant impairments and closing costs (5)	(685)	(20)	1,539	1,316
Adjusted income from operations	$66,766	$65,328	$279,024	$292,415
Adjusted operating income margin	7.5%	7.2%	9.6%	9.9%

International Segment
(dollars in thousands)
Income (loss) from operations	$8,277	$9,770	$(14,947)	$24,376
Operating income (loss) margin	7.4%	7.9%	(4.3)%	6.4%
Adjustments:
Asset impairments and related costs (6)	—	—	40,023	—
Purchased intangibles amortization (7)	1,032	1,047	2,841	3,453
Transaction-related expenses (8)	161	—	161	—
Restaurant impairments and closing costs (9)	—	205	(103)	7,676
Adjusted income from operations	$9,470	$11,022	$27,975	$35,505
Adjusted operating income margin	8.5%	8.9%	8.0%	9.3%
_________________

(1)	Represents asset impairment charges and related costs associated with our Puerto Rico subsidiary.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation and remodel programs.

(3)	Relates primarily to the relocation of our Fleming’s operations center to the corporate home office in 2016.

(4)
Relates to costs incurred with our sale-leaseback initiative. For the thirty-nine weeks ended September 25, 2016, includes an adjustment of $0.3 million for amortization of deferred gains related to our sale-leaseback initiative from our second fiscal quarter. Subsequent to the second quarter, based on an ongoing review of our non-GAAP presentations, we determined not to adjust for this item on a prospective basis commencing with the thirteen weeks ended September 25, 2016. We do not consider this change material to the historical periods presented.

(5)	Represents expenses incurred for the Bonefish Restructuring in 2016 and the Domestic Restructuring Initiative in 2016 and 2015.

(6)	Represents asset impairment charges and related costs associated with the decision to sell Outback Steakhouse South Korea.

(7)	Represents intangible amortization recorded as a result of the acquisition of our Brazil operations.

(8)	Represents expenses incurred in connection with our sale of Outback Steakhouse South Korea.

(9)	Represents expenses incurred primarily for the International Restaurant Closure Initiative.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	JUNE 26, 2016	OPENINGS	CLOSURES	OTHER	SEPTEMBER 25, 2016
U.S.
Outback Steakhouse
Company-owned	650	1	—	—	651
Franchised	105	—	—	—	105
Total	755	1	—	—	756
Carrabba’s Italian Grill
Company-owned	244	—	(1)	—	243
Franchised	3	—	(1)	—	2
Total	247	—	(2)	—	245
Bonefish Grill
Company-owned	204	—	—	—	204
Franchised	6	—	—	—	6
Total	210	—	—	—	210
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	66	1	—	—	67
International
Company-owned
Outback Steakhouse—Brazil (1)	78	3	—	—	81
Outback Steakhouse—South Korea (2)	74	—	(2)	(72)	—
Other	19	5	—	—	24
Franchised
Outback Steakhouse - South Korea (2)	—	—	—	72	72
Other	52	—	—	—	52
Total	223	8	(2)	—	229
System-wide total	1,501	10	(4)	—	1,507
____________________

(1)	The restaurant counts for Brazil are reported as of August 31, 2016 and 2015, respectively, to correspond with the balance sheet dates of this subsidiary.

(2)	On July 25, 2016, we sold our restaurant locations in South Korea, converting all restaurants in that market to franchised locations.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURENT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015	SEPTEMBER 25, 2016	SEPTEMBER 27, 2015
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (1):
U.S.
Outback Steakhouse	(0.7)%	0.1%	(1.6)%	3.1%
Carrabba’s Italian Grill	(2.1)%	(2.0)%	(2.9)%	0.4%
Bonefish Grill	1.7%	(6.1)%	(0.1)%	(2.8)%
Fleming’s Prime Steakhouse & Wine Bar	(1.9)%	(0.6)%	(0.3)%	2.0%
Combined U.S.	(0.7)%	(1.3)%	(1.5)%	1.6%
International
Outback Steakhouse - Brazil (2)	7.3%	6.1%	6.9%	4.9%

Traffic:
U.S.
Outback Steakhouse	(6.5)%	(0.9)%	(5.1)%	(0.4)%
Carrabba’s Italian Grill	(4.5)%	(3.7)%	(2.5)%	0.5%
Bonefish Grill	(2.0)%	(8.5)%	(3.3)%	(5.5)%
Fleming’s Prime Steakhouse & Wine Bar	(2.9)%	(2.3)%	(1.6)%	0.9%
Combined U.S.	(5.4)%	(2.6)%	(4.2)%	(1.0)%
International
Outback Steakhouse - Brazil	1.4%	0.6%	0.2%	0.1%

Average check per person increases (decreases) (3):
U.S.
Outback Steakhouse	5.8%	1.0%	3.5%	3.5%
Carrabba’s Italian Grill	2.4%	1.7%	(0.4)%	(0.1)%
Bonefish Grill	3.7%	2.4%	3.2%	2.7%
Fleming’s Prime Steakhouse & Wine Bar	1.0%	1.7%	1.3%	1.1%
Combined U.S.	4.7%	1.3%	2.7%	2.6%
International
Outback Steakhouse - Brazil	6.0%	6.2%	6.6%	5.1%
____________________

(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)
Includes the trading day impact from calendar period reporting of (0.1%) and (0.7%) for the thirteen weeks ended September 25, 2016 and September 27, 2015, respectively and 0.1% and (0.3%) for the thirty-nine weeks ended September 25, 2016 and September 27, 2015, respectively.

(3)	Average check per person increases (decreases) includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.